Exhibit 99.1

Viper Energy, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations

On November 1, 2023, (the “Closing Date”) Viper Energy, Inc. (“Viper”) and its operating subsidiary Viper Energy Partners LLC (“Viper OpCo”) acquired certain mineral and royalty interests (the “Assets”) from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “the Sellers” or “GRP” and affiliates of Warwick Capital Partners and GRP Energy Capital) pursuant to a definitive purchase and sale agreement for approximately 9.02 million common units and $759.6 million in cash (the “Cash Consideration”), including transaction costs and subject to customary post-closing adjustments (the “GRP Acquisition”). The mineral and royalty interests acquired in the GRP Acquisition represent approximately 4,600 net royalty acres in the Permian Basin, plus approximately 2,700 additional net royalty acres in other major basins. The Cash Consideration for the GRP Acquisition was funded through a combination of cash on hand and held in escrow, borrowings under Viper OpCo’s revolving credit facility, proceeds from the offering of $400.0 million in aggregate principal amount of 7.375% Senior Notes maturing on November 1, 2031 (the “2031 Notes”) and proceeds from a $200.0 million common unit issuance to Diamondback Energy, Inc. (“Diamondback”) on October 31, 2023.

Further, as previously reported, effective as of November 13, 2023 (the “Effective Time”), Viper Energy Partners LP, Viper’s predecessor (the “Partnership”), converted from a Delaware limited partnership into a Delaware corporation (the “Conversion”). At the Effective Time, (i) each common unit representing limited partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock (the “Class A Common Stock”), (ii) each Class B unit representing limited partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, and (iii) the general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time was cancelled;

References to “Viper Energy,” “Viper,” “the Company,” “we,” “our,” “us” or like terms refer to (A) following the Conversion, Viper Energy, Inc. individually and collectively with Viper OpCO as the context requires, and (B) before the Conversion, the Partnership individually and collectively with Viper OpCo, as the context requires. References to common units are to common units representing limited partnership interests of the Partnership pre-Conversion and references to common shares are to shares of Class A Common Stock post-Conversion. References to common unitholders are to the holders of the Partnership’s common units pre-Conversion and to common stockholders are to the holders of Class A Common Stock post-Conversion.

The following unaudited pro forma condensed combined statement of operations (the “pro forma financial statement”) for the year ended December 31, 2023 is based on Viper’s historical consolidated statement of operations and the Seller’s historical unaudited combined statements of operations for the period from January 1, 2023 through September 30, 2023 and the stub period from October 1, 2023 through the Closing Date and were prepared as if the GRP Acquisition had occurred on January 1, 2023.

The pro forma adjustments related to the GRP Acquisition and related financing for the transaction are based on available information and certain assumptions that management believes are factually supportable, as further described below in Note 2—Pro Forma Adjustments and Assumptions. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statement have been made.

This pro forma financial statement is for information purposes only and does not purport to represent what Viper’s financial position and results of operations would have been had the GRP Acquisition occurred on the dates indicated. This pro forma financial statement should not be used to project Viper’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statement has been developed from and should be read in conjunction with:
a.the accompanying notes to the pro forma financial statement;
b.the historical combined financial statements of the Sellers and related notes thereto in Viper’s Form 8-K/A filed on November 13, 2023; and
c.the separate historical consolidated financial statements and related notes thereto in Viper’s filings with the Securities and Exchange Commission.

Viper Energy, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2023
	Viper (Historical)	Sellers (Historical) Nine Months Ended September 30, 2023	Sellers (Historical) October 1, 2023 through the Closing Date	Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, except per share amounts)
Operating income:
Royalty income	$717,110	$91,099	$11,037	$—		$819,246
Lease bonus income—related party	107,823	—	—	—		107,823
Lease bonus income	1,855	1,788	—	—		3,643
Other operating income	909	—	—	—		909
Total operating income	827,697	92,887	11,037	—		931,621
Costs and expenses:
Production and ad valorem taxes	50,401	6,180	851	—		57,432
Depletion	146,118	23,989	2,656	12,256	(a)	185,019
General and administrative expenses	10,603	10,534	2,223	—		23,360
Other operating expense	356	—	—	—		356
Total costs and expenses	207,478	40,703	5,730	12,256		266,167
Income (loss) from operations	620,219	52,184	5,307	(12,256)		665,454
Other income (expense):
Interest expense, net	(48,907)	—	—	(25,721)	(b)	(74,628)
Gain (loss) on derivative instruments, net	(25,793)	—	—	—		(25,793)
Other income, net	1,774	1,819	202	—		3,795
Total other expense, net	(72,926)	1,819	202	(25,721)		(96,626)
Income (loss) before income taxes	547,293	54,003	5,509	(37,977)		568,828
Provision for (benefit from) income taxes	45,952	—	—	7,184	(c)	53,136
Net income (loss)	501,341	54,003	5,509	(45,161)		515,692
Net income (loss) attributable to non-controlling interest	301,253	—	—	(11,418)	(d)	289,835
Net income (loss) attributable to Viper Energy, Inc.	$200,088	$54,003	$5,509	$(33,743)		$225,857

Net income (loss) attributable to common shares:
Basic	$2.69					$2.57
Diluted	$2.69					$2.57
Weighted average number of common shares outstanding:
Basic	74,176			13,501	(e)	87,677
Diluted	74,176			13,501	(e)	87,677

See accompanying notes to unaudited pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1.    ORGANIZATION AND BASIS OF PRESENTATION

Viper’s historical financial information has been derived from its Annual Report on Form 10-K for the year ended December 31, 2023. Pro forma adjustments have been made to reflect the GRP Acquisition and certain transaction accounting adjustments, as discussed further in Note 2—Pro Forma Adjustments and Assumptions. The pro forma statement for the year ended December 31, 2023 gives pro forma effect to the GRP Acquisition as if it had occurred on January 1, 2023, the beginning of the earliest period presented.

The GRP Acquisition was accounted for as an acquisition of assets under ASC 805-50. Viper therefore recognized the Assets acquired in the transaction based on their cost to Viper, which includes the total consideration paid as well as capitalization of all transaction costs incurred relating to the GRP Acquisition.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statement. The pro forma financial statement is provided for illustrative purposes only and does not purport to be indicative of what Viper’s actual results of operations and financial position would have been on a consolidated basis if the GRP Acquisition had occurred on the dates indicated, nor is it indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statement are based on the weighted average number of Viper’s common shares outstanding, assuming the GRP Acquisition occurred on January 1, 2023.

2.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statement has been prepared to illustrate the effect of the GRP Acquisition and has been prepared for informational purposes only. The adjustments included in the pro forma statement for the year ended December 31, 2023 are as follows:

(a) Reflects the change in depletion expense computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to oil and natural gas properties, as if the GRP Acquisition was consummated on January 1, 2023.

(b) Reflects the estimated interest expense that would have been recorded in the period presented with respect to the incremental borrowings used to finance the Cash Consideration for the GRP Acquisition.
•The $400.0 million in 2031 Notes bears interest at 7.375%, resulting in additional pro forma interest expense of $24.6 million for the period from January 1, 2023 through the Closing Date.
•Viper’s weighted average interest rate of 7.35% on its revolving credit facility for the period from January 1, 2023 through the Closing Date was applied to the pro forma incremental outstanding borrowings on Viper’s revolving credit facility of $18.6 million, resulting in pro forma interest expense of $1.1 million.

(c) Reflects the estimated incremental income tax provision associated with the incremental pro forma income before taxes attributable to Viper Energy, Inc., using a blended federal plus state statutory tax rate, net of federal benefit, of 21.8%.

(d) Reflects the non-controlling interest portion of incremental pro forma earnings as well as the estimated incremental impact on Viper’s historical net income attributable to the non-controlling interests as a result of Viper’s sale of common units to Diamondback and the issuance of common units as part of the purchase consideration for the GRP Acquisition, as if the additional common units had been outstanding since the beginning of the periods presented.

(e) Reflects the issuance of approximately 9.02 million common units to the Sellers and 7.22 million common units to Diamondback to partially finance the GRP Acquisition. The additional common units were assumed to have been outstanding since the beginning of the period presented. The following table reconciles historical and pro forma basic and diluted earnings per share of Class A Common Stock utilizing the two-class method for the period indicated:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

	Year Ended December 31, 2023
	Historical	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$200,088	$225,857
Less: net income (loss) allocated to participating securities	299	333
Net income (loss) attributable to common stockholders	$199,789	$225,524
Weighted average common shares outstanding:
Basic weighted average common shares outstanding	74,176	87,677
Effect of dilutive securities:
Potential common shares issuable	—	—
Diluted weighted average common shares outstanding	74,176	87,677
Net income (loss) per common share, basic	$2.69	$2.57
Net income (loss) per common share, diluted	$2.69	$2.57

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